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                                                                   EXHIBIT 10.7


                              SECOND AMENDMENT TO
                  AMENDED AND RESTATED OPERATING AGREEMENT OF
                           MEDCATH OF TUCSON, L.L.C.


         THIS SECOND AMENDMENT (the "Amendment") to the Amended and Restated Operating Agreement (the "Operating Agreement") of MedCath of Tucson, L.L.C. (the "Company") is made and entered pursuant to Section 11.2 of the Operating Agreement.

                                    RECITALS

         WHEREAS, the Members desire to amend the Operating Agreement in accordance with the terms of this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the Members agree as follows:

         1. Section 1.4 of the Operating Agreement shall be deleted in its entirety and the following new Section 1.4 shall be substituted in lieu thereof:

                  1.4 "Board" shall mean the Board of Directors of the Company, which shall manage the Company in accordance with the terms hereof. The Board shall consist of nine (9) Board members and shall include five (5) members designated from time to time by SAHI, one of whom may be the president or chief executive officer of the Company, three (3) members designated from time to time by the Investor Members one (1) of whom shall be the medical director of the Hospital, and one
         (1) member designated from time to time by CHN. Each Board member may be removed and replaced at any time and for any reason by the Member or Members who are entitled hereunder to designate such Board member.

         2. Section 3.1(b) of the Operating Agreement shall be deleted in its entirety and the following Section 3.1(b) shall be substituted in lieu thereof:

                  (b) New Investor Members may make additional Capital Contributions of up to an additional Three Hundred Thousand Dollars ($300,000.00) to the Company, in which event CHN and SAHI shall, within thirty (30) days thereafter also make additional Capital Contributions of up to Three Hundred Thousand Dollars ($300,000) with CHN contributing thirty percent (30%) of such additional Capital Contributions and SAHI contributing seventy percent (70%) of such additional Capital Contributions so that CHN and SAHI maintain their respective Membership Interests. The Membership Interest of each Member shall be determined based upon the percentage of the actual Capital Contributions made by each Member relative to the Capital Contributions made by all Members subject, however, to any assignments of Membership Interests made by any Member in accordance with the terms of this Agreement, as amended.


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         3.       The following provision is hereby inserted at the end of
Section 3.1 of the Operating Agreement as subsection (c):

                  (c)      Notwithstanding anything in this Section 3.1,
         Section 1.25 or any other provision of this Agreement, the Membership Interests owned by the Members of the Company as of the date the Second Amendment to this Agreement becomes effective shall be as follows:

                           SAHI                      58.72%

                           CHN                       19.98%

                           Investor Members          21.30%

         4. Section 3.5(a) of the Operating Agreement shall be deleted in its entirety and the following new Section 3.5(a) shall be substituted in lieu thereof:

                  (a) First, the Company shall use commercially reasonable efforts to borrow such funds from a bank or other lender on terms and conditions reasonably acceptable to the Company. If the Company is unable, within a reasonable time, to borrow such funds from a financial institution, SAHI shall loan seventy percent (70%) of such funds and CHN shall loan thirty percent (30%) of such funds to the Company from time to time at an annual rate of interest equal to the Prime Rate plus one percent (1%) per annum. Such loans shall be secured by the Company's assets. Interest shall be paid monthly in arrears and principal shall be repaid as the Company has funds available therefor in accordance with Section 6.1. All loans obtained hereunder shall be subject to the approval of the Board, which approval shall not be unreasonably withheld or delayed; provided that all loans and lease financing made by any third party or Affiliate of SAHI prior to the date hereof are hereby deemed approved.

         5. In the second line of Section 3.6(b) of the Operating Agreement, the reference to "Schedule C" shall be deleted and its place shall be inserted "Schedule B".

         6. Section 3.7 of the Operating Agreement shall be deleted in its entirety and the following new Section 3.7 shall be substituted in lieu thereof:

                  3.7 CHN Guarantees. CHN agrees to guarantee, on a several basis, thirty percent (30%) of loans or lease financing first incurred by the Company after July 31, 1999 (excluding any existing obligation of the Company that is refinanced after July 31, 1999), and to provide security for such guarantees, on the same terms and conditions as guarantees and collateral are hereafter agreed to from time to time by SAHI or its Affiliates, it being the intent of the parties hereto that SAHI and its Affiliates be responsible for seventy percent (70%) of the obligations and liabilities for all such guarantees and such collateral and CHN and its Affiliates be responsible for thirty percent (30%) of the obligations and


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         liabilities for all such guarantees and such collateral and to receive proportionately equal compensation therefor pursuant to Section 5.6(b)(ii). CHN and its Affiliates agree to provide financial statements from time to time and such other information as are reasonably requested by any party providing loans or leasing to the Company and agree to promptly execute such additional documents and agreements as SAHI shall reasonably request that CHN execute for purposes of fulfilling the intent of this Section 3.7.

         7. In the fourth line of Section 3.8 of the Operating Agreement, the phrase "five percent" shall be deleted and in its place shall be inserted "three percent (3%)".

         8. The following provision shall be inserted as the second paragraph of Section 5.9(d) of the Operating Agreement:

                           Notwithstanding the terms of this Section 5.9(d) or
                  any other provision herein to the contrary, CHN and its Affiliates shall be entitled from time to time to provide at St. Mary's and St. Joseph's in Tucson, Arizona only (i) medical care required for each of the following: routine cardiac care, treatment for arrhythmias, treatment for acute myocardial infarctions and treatment for unstable angina, exclusive, however, of any cardiac surgical procedures; (ii) pacemaker and defibrillation insertions; (iii) diagnostic cardiac catheterizations; (iv) high risk emergency PTCA; and
                  (v) low risk elective angioplasties (patients must have 20% or less myocardium involvement and single vessel disease). Other than those services set forth in (i) through (v) of this Section 5.9(d), CHN and its Affiliates may not provide any cardiac surgery, high risk elective PTCA (patients having greater than 20% myocardium involvement and/or multiple vessel disease), and the placement of stents in patients provided however that CHN and its Affiliates shall not permit physicians at St. Mary's and St. Joseph's to place stents in patients unless, while angioplasties are being performed on such patients, the placement of stents during such procedures becomes medically necessary as determined by the attending physician. In order to monitor CHN's compliance with the terms of this Section 5.9(d), the Company shall be entitled to reasonable access at least quarterly to appropriate and applicable records of CHN and to appropriate management personnel of CHN and physicians on the medical staffs of St. Mary's and St. Joseph's. CHN shall develop written guidelines, which shall be reviewed and approved by the Company (which approval will not be unreasonably withheld), to be provided to management personnel of CHN and physicians on the medical staffs of St. Mary's and St. Joseph's in order to ensure their compliance with the terms of this Section 5.9.

         9. Section 5.14(e) of the Operating Agreement shall be deleted in its entirety and the following new Section 5.14(e) shall be substituted in lieu thereof:


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                  (e)      Any action taken by the Board shall require the
         affirmative vote of at least a majority of the Board members present at a meeting at which a quorum is present; however, any of the following actions taken by the Board shall also require the affirmative vote of the Board member appointed by CHN and at least one Board member appointed by SAHI:

                           (i) The approval of the annual budget of the Company for both operations and capital expenditures;

                           (ii) Any capital expenditure not included in the approved annual budget which is in excess of Twenty-Five Thousand Dollars ($25,000.00);

                           (iii) Any change in the purposes of the Company or in its statement of philosophy and values, as set forth in Sections 2.3 and 2.6 respectively; and

                           (iv) Any loan by SAHI and CHN under Section 3.5(a) or any guaranty by CHN under Section 3.7.

                  In the case of (i), (ii) and (iv) above, the affirmative vote of the Board member appointed by CHN shall not be unreasonably withheld.

         10. In the second line of Section 6.1(b) of the Operating Agreement, the reference to "3.6(b)" shall be deleted and in its place shall be inserted "3.8".

         11. The following is hereby inserted as the second and third paragraphs of Section 6.1(c) of the Operating Agreement:

                           From time to time, the Company may receive
                  short-term working capital advances from SAHI or its Affiliates and CHN or its Affiliates in anticipation of the collection of accounts receivable, which advances shall be promptly repaid by the Company upon collection of its accounts receivable. The Members acknowledge and agree that any such short-term advances made by SAHI, CHN or their Affiliates shall not be considered loans under this Section
                  6.1 and shall not be subject to the allocation and distribution requirements set forth in this Section 6.1.

         12.      The following provision is hereby inserted at the end of
Section 6.2(a):

                  , provided that the Capital Accounts and Capital Contributions of each of SAHI, CHN and the Investor Members (in the aggregate with respect to the Investor Members) was $966,364 as of July 31, 1999 for purposes of calculating all distributions, allocations and all other allocations of Income or Loss under this Agreement; provided further that Capital Accounts shall be further adjusted to reflect events subsequent to July 31, 1999 including,


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                  without limitation, assignments of Membership Interests made in accordance with the terms of this Agreement, as amended.

         13.      The following provision is hereby inserted at the end of
Section 12.11 of the Operating Agreement as subsection (c):

                  (c) In the event that the Ethical and Religious Directives for Catholic Healthcare Services as promulgated by the United States Catholic Conference are hereafter finally amended so as to prohibit CHN's continued ownership in the Company, and a qualified independent canon lawyer concludes in writing that CHN is required to withdraw from the Company for such reasons, then CHN shall be permitted to terminate its membership in the Company. If CHN terminates its membership in the Company under this Section 12.11(c), the Board (excluding CHN's representative) shall cause the Company to either (i) purchase CHN's Membership Interest for a purchase price equal to the greater of (x) the Formula Purchase Price (to be paid in accordance with the Payment Method) or (y) the amount of the unreturned Capital Contributions (counting all prior distributions by the Company as a return of Capital Contributions and adjusted for assignments of Membership Interests made in accordance with the terms of this Agreement, as amended) made by CHN with respect to its Membership Interest (to be paid in accordance with the Payment Method), in which event CHN shall be bound by the provisions of
         Section 5.9 for a period of five (5) years after such purchase or (ii) allow CHN to withdraw as a Member (without a return of any Capital Contributions after the date of withdrawal), in which event CHN shall thereafter be bound by the restrictions of Section 5.9 for a period to two (2) years after withdrawal.

         14. All terms not defined herein shall have the meaning provided therefor in the Operating Agreement.

         15. Except as expressly provided herein, all terms and conditions of the Operating Agreement shall remain in full force and effect.

         16. This Amendment shall be effective only (i) when approved by the Members in accordance with Section 11.2 of the Operating Agreement, and
(ii) if both the transaction contemplated by that certain Securities Exchange Agreement between MedCath Corporation and CHN dated April 20, 2001 and the initial public offering of common stock of MedCath Corporation are completed.


                    [remainder of page intentionally blank]


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         IN WITNESS WHEREOF, the Members have approved and consented to this
Amendment as of the 27th day of July, 2001.


[***]






[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


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